Exhibit 4.3

BARCLAYS PLC,

Issuer,

THE BANK OF NEW YORK MELLON, LONDON BRANCH,

as Trustee

and

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH

as Senior Debt Security Registrar

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of December 10, 2020

To the Senior Debt Securities Indenture, dated as of January 17, 2018,

Between Barclays PLC

and

The Bank of New York Mellon, London Branch, as Trustee

$1,500,000,000 Principal Amount of 1.007% Fixed Rate Resetting Senior Callable Notes due 2024

-i-

-ii-

EIGHTH SUPPLEMENTAL INDENTURE, dated as of December 10, 2020 (the “Eighth Supplemental Indenture”), among BARCLAYS PLC, a public limited company registered in England and Wales (herein called the “Company”), having its registered office at 1 Churchill Place, London E14 5HP, United Kingdom, THE BANK OF NEW YORK MELLON, LONDON BRANCH, a New York banking corporation, as Trustee and Paying Agent (herein called the “Trustee”), having a Corporate Trust Office at One Canada Square, London E14 5AL, United Kingdom, and THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, as Senior Debt Security Registrar, having an office at 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg, to the SENIOR DEBT SECURITIES INDENTURE, dated as of January 17, 2018, between the Company and the Trustee (as heretofore amended and supplemented, the “Base Indenture” and, together with this Eighth Supplemental Indenture, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to the Base Indenture, which provides for the issuance by the Company from time to time of its Senior Debt Securities in one or more series;

WHEREAS, Section 9.01 of the Base Indenture permits supplements thereto without the consent of Holders of Senior Debt Securities to establish the form or terms of Senior Debt Securities of any series as permitted by Sections 2.01 and 3.01 of the Base Indenture;

WHEREAS, as contemplated by Section 3.01 of the Base Indenture, the Company intends to issue an additional series of Senior Debt Securities, to be known as the Company’s “1.007% Fixed Rate Resetting Senior Callable Notes due 2024” (the “Securities”) under the Indenture;

WHEREAS, the Company and the Trustee desire to amend the Base Indenture to change certain execution formalities with respect to Senior Debt Securities issued on or after the date hereof;

WHEREAS, the Company has taken all necessary corporate action to authorize the execution and delivery of this Eighth Supplemental Indenture;

NOW, THEREFORE, THIS EIGHTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee mutually agree as follows with regard to the Securities:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.01 Definitions. Except as otherwise expressly provided or unless the context otherwise requires, all terms used in this Eighth Supplemental Indenture that are defined in the Base Indenture shall have the meanings ascribed to them in the Base Indenture.

The following terms used in this Eighth Supplemental Indenture have the following respective meanings with respect to the Securities only:

“Bail-in Legislation” has the meaning set forth in Section 2.14 hereof.

“Base Indenture” has the meaning set forth in the first paragraph of this Eighth Supplemental Indenture.

“BRRD” has the meaning set forth in Section 2.14 hereof.

“BRRD Party” has the meaning set forth in Section 2.14 hereof.

“Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

“Capital Regulations” means, at any time, the laws, regulations, requirements, standards, guidelines and policies relating to capital adequacy and/or minimum requirement for own funds and eligible liabilities and/or loss absorbing capacity for credit institutions of either (i) the PRA and/or (ii) any other national or European authority, in each case then in effect in the United Kingdom (or in such other jurisdiction in which the Company may be organized or domiciled) and applicable to the Group including, as at the date hereof, CRD and related technical standards.

“Capital Requirements Directive” means Directive 2013/36/EU on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, as amended or replaced from time to time (including as amended by Directive (EU) 2019/878 of the European Parliament and of the Council of May 20, 2019) or similar laws in the United Kingdom.

“Company” has the meaning set forth in the first paragraph of this Eighth Supplemental Indenture, and includes any successor entity.

“CRD” means the legislative package consisting of the Capital Requirements Directive and the CRD Regulation.

“CRD Regulation” means Regulation (EU) No. 575/2013 on prudential requirements for credit institutions and investment firms of the European Parliament and of the Council of June 26, 2013, as amended or replaced from time to time (including as amended by Regulation (EU) 2019/876 of the European Parliament and of the Council of May 20, 2019, to the extent then in application) or similar laws in the United Kingdom.

“Determination Agent” has the meaning set forth in Section 2.04 hereof.

“DTC” means The Depository Trust Company, or any successor clearing system.

“EEA Bail-in Power” has the meaning set forth in Section 2.14 hereof.

“EEA BRRD Liability” has the meaning set forth in Section 2.14 hereof.

“Eighth Supplemental Indenture” has the meaning set forth in the first paragraph of this Eighth Supplemental Indenture.

“EU Bail-in Legislation Schedule” has the meaning set forth in Section 2.14 hereof.

“Group” means the Company (or any successor entity) and its consolidated subsidiaries.

“Indenture” has the meaning set forth in the first paragraph of this Eighth Supplemental Indenture.

“Interest Payment Date” has the meaning set forth in Annex I hereto.

“Issue Date” has the meaning set forth in Section 2.01(f) hereof.

“Loss Absorption Disqualification Event” means the whole or any part of the principal amount of the Securities Outstanding at any time being excluded from or ceasing to count towards the Company’s and/or the Group’s own funds and eligible liabilities and/or loss absorbing capacity, in each case for the purposes of, and in accordance with, the relevant Capital Regulations, provided that a Loss Absorption Disqualification Event shall not occur if such whole or part of the principal amount of the Securities Outstanding is excluded from, or ceases to count towards, such own funds and eligible liabilities and/or loss absorbing capacity due to the remaining maturity of the Securities being less than the period prescribed by the relevant Capital Regulations.

“Loss Absorption Regulations Event” means that (i) any Capital Regulations become effective with respect to the Company and/or the Group or (ii) there is an amendment to, or change in, any Capital Regulation, or any change in the official application of any Capital Regulation, which becomes effective with respect to the Company and/or the Group.

“Make-Whole Redemption” has the meaning set forth in Section 2.04 hereof.

“Monetary Judgment” has the meaning set forth in Section 2.07(c) hereof.

“Non-Payment Event” has the meaning set forth in Section 2.07(b) hereof.

“Optional Redemption Comparable Treasury Issue” has the meaning set forth in Section 2.04 hereof.

“Optional Redemption Comparable Treasury Price” has the meaning set forth in Section 2.04 hereof.

“Optional Redemption Reference Treasury Dealer” has the meaning set forth in Section 2.04 hereof.

“Optional Redemption Reference Treasury Dealer Quotations” has the meaning set forth in Section 2.04 hereof.

“Optional Redemption Treasury Rate” has the meaning set forth in Section 2.04 hereof.

“Par Redemption” has the meaning set forth in Section 2.04 hereof.

“Par Redemption Date” has the meaning set forth in Annex I hereto.

“Performance Obligation” has the meaning set forth in Section 2.07(c) hereof.

“Regular Record Date” means the close of business on the Business Day immediately preceding each Interest Payment Date (or, if the Securities are held in definitive form, the close of business on the 15th Business Day preceding each Interest Payment Date).

“Relevant EEA Resolution Authority” has the meaning set forth in Section 2.14 hereof.

“Securities” has the meaning set forth in the Recitals to this Eighth Supplemental Indenture.

“Senior Enforcement Event” has the meaning set forth in Section 2.08 hereof.

“Stated Maturity” has the meaning set forth in Section 2.01(g) hereof.

“Trustee” has the meaning set forth in the first paragraph of this Eighth Supplemental Indenture, and includes any successor entity.

A “Winding-Up Event” with respect to the Securities shall result if (i) a court of competent jurisdiction in England (or such other jurisdiction in which the Company may be organized) makes an order for the Company’s winding-up which is not successfully appealed within thirty (30) days of the making of such order, (ii) the Company’s shareholders adopt an effective resolution for the Company’s winding-up (other than, in the case of either (i) or (ii) above, under or in connection with a scheme of reconstruction, merger or amalgamation not involving a bankruptcy or insolvency) or (iii) following the appointment of an administrator of the Company, the administrator gives notice that it intends to declare and distribute a dividend.

SECTION 1.02 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 1.03 Separability Clause. In case any provision in this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.04 Benefits of Instrument. Nothing in this Eighth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 1.05 Relation to Base Indenture. This Eighth Supplemental Indenture constitutes an integral part of the Indenture. Notwithstanding any other provisions of this Eighth Supplemental Indenture, all provisions of this Eighth Supplemental Indenture are expressly and solely for the benefit of the Holders of the Securities and the Trustee and any such provisions shall not be deemed to apply to any other Senior Debt Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Securities.

SECTION 1.06 Construction and Interpretation. Unless the context otherwise requires:

(a) the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Eighth Supplemental Indenture, refer to this Eighth Supplemental Indenture as a whole and not to any particular provision of this Eighth Supplemental Indenture;

(b) the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c) the terms “U.S. dollars,” “US$” and “$” refer to the lawful currency for the time being of the United States;

(d) references herein to a specific Section, Article or Exhibit refer to Sections or Articles of, or an Exhibit to, this Eighth Supplemental Indenture;

(e) wherever the words “include,” “includes” or “including” are used in this Eighth Supplemental Indenture, they shall be deemed to be followed by the words “without limitation;”

(f) references to a Person are also to its successors and permitted assigns; and

(g) the use of “or” is not intended to be exclusive unless expressly indicated otherwise.

ARTICLE II

1.007% FIXED RATE RESETTING SENIOR CALLABLE NOTES DUE 2024

SECTION 2.01 Creation of Series; Establishment of Form.

(a) There is hereby established an additional series of Senior Debt Securities under the Base Indenture entitled the “1.007% Fixed Rate Resetting Senior Callable Notes due 2024.”

(b) The Securities shall be issued initially in the form of one or more registered Global Securities that shall be deposited with DTC on the Issue Date. The Global Securities shall be registered in the name of Cede & Co. and executed and issued in substantially the form attached hereto as Exhibit A.

(c) The Company shall issue the Securities in an aggregate principal amount of $1,500,000,000. The Company may from time to time, without the consent of the Holders of the Securities, issue additional securities of such series having the same ranking and same interest rate, Stated Maturity, redemption terms and other terms as the Securities described in this Eighth Supplemental Indenture, except for the price to the public and Issue Date. Any such additional securities subsequently issued shall rank equally and ratably with the Securities in all respects, so that such further securities shall be consolidated and form a single series with the applicable series of the Securities.

(d) Any proposed transfer of an interest in Securities held in the form of a Global Security shall be effected through the book-entry system maintained by DTC.

(e) The Securities shall not have a sinking fund.

(f) The Securities shall be issued on December 10, 2020 (the “Issue Date”).

(g) The stated maturity of the principal of the Securities shall be December 10, 2024 (the “Stated Maturity”).

(h) The Securities shall be redeemable prior to their Stated Maturity in accordance with Section 2.04 hereof.

(i) The Securities shall be issued in minimum denominations of $200,000 in principal amount and integral multiples of $1,000 in excess thereof.

(j) Section 11.09 of the Base Indenture shall apply to the Securities.

(k) The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall at all times rank pari passu without any preference among themselves. In the event of a winding-up or administration of the Company, the Securities shall rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Company, present and future, except such obligations as are preferred by operation of law.

SECTION 2.02 Interest.

(a) The interest rate on the Securities shall be, or shall be determined, as set forth in Annex I hereto.

(b) The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name the relevant Security (or any Predecessor Senior Debt Security) is registered at the close of business on the Regular Record Date for such interest.

SECTION 2.03 Payment of Principal, Interest and Other Amounts.

(a) Payments of principal of and interest on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments on Securities represented by a Global Security shall be made through one or more Paying Agents appointed under the Base Indenture to DTC or its nominee, as the Holder or Holders of the Global Security. Initially, the Paying Agent for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is hereby designated for purposes of the Securities initially as the office or agency of the Trustee located at said address. Initially, the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon SA/NV, Luxembourg Branch, 2-4 Rue

Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg (which location shall also be a Place of Payment for purposes of Section 3.05(a) of the Base Indenture). The Company at any time and from time to time may change the Paying Agent or, subject to Section 9.01 of the Base Indenture, the Place of Payment, and the Senior Debt Security Registrar without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Senior Debt Security Registrar. Payments of principal of and interest on the Securities represented by a Global Security shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, such Global Security is first surrendered to the Paying Agent. If a date of redemption or repayment or the Stated Maturity is not a Business Day, the Company may pay interest and principal and/or any amount payable upon redemption or repayment of the Securities on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the date of redemption or repayment or such Stated Maturity.

SECTION 2.04 Optional Redemption. Subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Base Indenture, and to the conditions set forth in Section 11.10 of the Base Indenture, the Company may redeem, at its option (A) the Securities at any time outstanding, in whole or in part, at any time on or after June 10, 2021 (six months following the Issue Date and, if any additional Securities are issued after the Issue Date, except for the period of six months beginning on the issue date for any such additional Securities) to (but excluding) the Par Redemption Date, at an amount equal to the higher of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by the Determination Agent, the sum of the present values of the principal (discounted from the Par Redemption Date) and remaining payments of interest to be made on any scheduled Interest Payment Date to the Par Redemption Date for the Securities to be redeemed (not including accrued but unpaid interest, if any, on the principal amount of the Securities) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Optional Redemption Treasury Rate plus 12.5 basis points together with, in either case of (i) or (ii) above, accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the Redemption Date (the “Make-Whole Redemption”) and/or (B) the Securities then outstanding, in whole but not in part, on the Par Redemption Date, at an amount equal to 100% of their principal amount together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the Redemption Date (the “Par Redemption”).

“Optional Redemption Treasury Rate” means, with respect to the Redemption Date, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the calculation date, appearing in the most recently published statistical release designated “H.15,” or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities,” for the maturity most closely corresponding to the Par Redemption Date (if no maturity is within three months before or after the Par Redemption Date, yields for the two published maturities most closely corresponding to the Optional Redemption Comparable Treasury Issue shall be determined and the Optional Redemption Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month); or (2) if such release (or any successor release) is not published during the week immediately prior to the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Optional Redemption

Comparable Treasury Issue, calculated using a price for the Optional Redemption Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Optional Redemption Comparable Treasury Price for such Redemption Date; provided that, if the period from the Redemption Date to the Par Redemption Date is less than one year, the weekly average yield on actually traded U.S. Treasury securities adjusted to a constant maturity of one year will be used.

The Optional Redemption Treasury Rate shall be calculated by the Determination Agent on the third Business Day preceding the Redemption Date.

In determining the Optional Redemption Treasury Rate, the below terms will have the following meaning:

“Optional Redemption Comparable Treasury Issue” means, with respect to the Redemption Date, the U.S. Treasury security selected by the Determination Agent as having an actual or interpolated maturity comparable with the remaining term to the Par Redemption Date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and of comparable maturity to the remaining term to the Par Redemption Date.

“Optional Redemption Comparable Treasury Price” means, with respect to the Redemption Date, (i) the arithmetic average of the Optional Redemption Reference Treasury Dealer Quotations for such Redemption Date (calculated on the third Business Day preceding such Redemption Date), after excluding the highest and lowest such Optional Redemption Reference Treasury Dealer Quotations, or (ii) if fewer than five such Optional Redemption Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Optional Redemption Reference Treasury Dealer Quotations are received, then such Optional Redemption Reference Treasury Dealer Quotation.

“Determination Agent” means an investment bank or financial institution of international standing selected by the Company and which may be an affiliate of the Company.

“Optional Redemption Reference Treasury Dealer” means, with respect to the Redemption Date, each of up to five banks selected by the Company (following, where practicable, consultation with the Determination Agent, if applicable), or the affiliates of such banks, which are (i) primary U.S. government securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues.

“Optional Redemption Reference Treasury Dealer Quotations” means, with respect to each Optional Redemption Reference Treasury Dealer and the Redemption Date, the arithmetic average, as determined by the Determination Agent, of the bid and offered prices (as quoted to the Determination Agent by such Optional Redemption Reference Treasury Dealer) for the applicable Optional Redemption Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) at 11:00 a.m., New York time, on the third Business Day preceding such Redemption Date.

Unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Securities or portions thereof called for redemption. The Trustee has no responsibility for any calculation or determination in respect of the establishment of the Make-Whole Redemption price and shall be entitled to receive and rely conclusively upon an Officer’s Certificate executed in accordance with the Base Indenture that states the Make-Whole Redemption price.

SECTION 2.05 Loss Absorption Disqualification Event Redemption. If a Loss Absorption Regulations Event occurs on or after the Issue Date that does, or would be likely to (in the opinion of the Company, the PRA or the Relevant U.K. Resolution Authority), result in a Loss Absorption Disqualification Event in respect of the Securities, the Company may, at the Company’s option, at any time, redeem the Securities, in whole but not in part, at a Redemption Price equal to 100% of the principal amount of the Securities being redeemed together with accrued but unpaid interest, if any, on the principal amount of the Securities to be redeemed to (but excluding) the Redemption Date. For the avoidance of doubt, except as otherwise set forth in this Eighth Supplemental Indenture, Article 11 of the Base Indenture shall apply to any redemption of Securities pursuant to this Section 2.05.

SECTION 2.06 Events of Default. The terms of Sections 5.01, 5.02 and 5.03 (except for Sections 5.03(c) and 5.03(f)) of the Base Indenture shall not apply to the Securities and shall be replaced in their entirety by the enforcement events and remedies set forth in Section 2.07 hereof.

SECTION 2.07 Enforcement Events and Remedies.

(a) If a Winding-Up Event occurs, the principal amount of the Securities Outstanding, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

(b) If the Company fails to pay any amount that has become due and payable under the Securities and such failure continues for fourteen (14) days, the Trustee may provide a written notice of such failure to the Company. If within a period of fourteen (14) days following the provision of such notice, the failure continues and has not been cured nor waived (a “Non-Payment Event”), the Trustee may at its discretion and without further notice to the Company institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the Company’s winding-up and/or prove in the Company’s winding-up and/or claim in the Company’s liquidation or administration.

(c) In addition to the remedies for a Non-Payment Event provided in Section 2.07(b) hereof, the Trustee may, without further notice, institute such proceedings against the Company as the Trustee may deem fit to enforce any term, obligation or condition binding on the Company under the Securities or the Indenture (other than any payment obligation of the Company under or arising from the Securities or the Indenture, including, without limitation, payment of any principal or interest, including Additional Amounts) (such obligation, a “Performance Obligation”); provided always that the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) and the Holders and Beneficial Owners of the Securities may not enforce, and may not be entitled to enforce or otherwise claim, against the Company any judgment or other award given in such proceedings that requires the payment of money by the Company, whether by way of damages or otherwise (a “Monetary Judgment”), except by proving such Monetary Judgment in the Company’s winding-up and/or by claiming such Monetary Judgment in the Company’s administration.

(d) By its acquisition of the Securities, each Holder and Beneficial Owner of the Securities acknowledges and agrees that such Holder and Beneficial Owner shall not seek to enforce or otherwise claim, and shall not direct the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) to enforce or otherwise claim, a Monetary Judgment against the Company in connection with the Company’s breach of a Performance Obligation, except by proving such Monetary Judgment in the Company’s winding-up and/or by claiming such Monetary Judgment in the Company’s administration.

(e) Other than the limited remedies specified in this Section 2.07 and subject to Section 2.07(f) hereof, no remedy against the Company shall be available to the Trustee (acting on behalf of the Holders and Beneficial Owners of the Securities) or the Holders and Beneficial Owners of the Securities whether for the recovery of amounts owing in respect of such Securities or under the Indenture or in respect of any breach by the Company of any of the Company’s obligations under or in respect of the terms of such Securities or under the Indenture in relation thereto; provided, however, that the Company’s obligations to, and rights of, the Trustee under Section 6.07 of the Base Indenture and the Trustee’s rights to have money collected applied first to pay amounts due to it under such Section pursuant to Section 5.06 of the Base Indenture expressly survive any Senior Enforcement Event.

(f) Notwithstanding the limitation on remedies specified in this Section 2.07, (1) the Trustee shall have such powers as are required to be authorized to it under the Trust Indenture Act in respect of the rights of the Holders of the Securities under the provisions of the Indenture and (2) nothing shall impair the right of a Holder of the Securities under the Trust Indenture Act, absent such Holder’s consent, to sue for any payment due but unpaid with respect to the Securities. No Holder of Securities shall be entitled to proceed directly against the Company except as described in Section 5.07 of the Base Indenture.

SECTION 2.08 Trustee’s Duties. In case of a Senior Enforcement Event with respect to the Securities, the Trustee shall with respect to such Securities exercise such of the rights and powers vested in it by the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. For these purposes, a “Senior Enforcement Event” shall occur (i) upon the occurrence of a Winding-Up Event, (ii) upon the occurrence of a Non-Payment Event or (iii) upon a breach by the Company of a Performance Obligation with respect to the Securities.

SECTION 2.09 Waiver of Certain Past Events of Default. For purposes of the Base Indenture and with respect to the Securities, Section 5.13 of the Base Indenture shall be replaced in its entirety by the following:

“(a) Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all of the Senior Debt Securities of such series waive any past Event of Default that results from a breach by the Company of a Performance Obligation. Holders of a majority of the aggregate principal amount of the Outstanding Senior Debt Securities of such series shall not be entitled to waive any past Event of Default that results from a Winding-Up Event or a Non-Payment Event.

(b) Upon the occurrence of any waiver permitted by paragraph (a) above, such Event of Default shall cease to exist, and any Event of Default with respect to any series arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Senior Debt Securities Indenture, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.”

SECTION 2.10 Notice of Defaults Following an Event of Default. For purposes of the Base Indenture and with respect to the Securities, Section 6.02 of the Base Indenture shall be replaced in its entirety by the following:

“Within ninety (90) days after the occurrence of any Event of Default hereunder with respect to Senior Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in Section 1.06 to Holders of Senior Debt Securities of such series notice of such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived; provided, however, that the Trustee shall be protected in withholding such notice if a trust committee of Responsible Officers of the Trustee determine in good faith that the withholding of such notice is in the interest of the Holders of Senior Debt Securities of such series.”

SECTION 2.11 Applicability of the Term “Event of Default.” For purposes of the Base Indenture, the term “Event of Default” shall mean “Senior Enforcement Event” as defined in this Eighth Supplemental Indenture, except that the term “Event of Default” as used in Sections 3.05(c)(ii) and 6.07 of the Base Indenture and Article 8 of the Base Indenture shall mean “Winding-Up Event.”

SECTION 2.12 Certain Acts of Holders Following an Event of Default. For purposes of the Base Indenture and with respect to the Securities, Section 1.04(d) of the Base Indenture shall be replaced in its entirety by the following:

“Upon receipt by the Trustee from any Holder of Senior Debt Securities of a particular series of any direction referred to in Section 5.12 with respect to Senior Debt Securities of such series, if the Trustee shall not have taken the action specified in such direction, then the Trustee may set a record date for determining the Holders of Outstanding Senior Debt Securities of such series entitled to join in such direction. The Trustee will notify the Company and the Holders of Outstanding Senior Debt Securities of such series of any such record date so fixed. The Holders of Outstanding Senior Debt Securities of such series as of the close of business on such record date, and no other Holders, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.”

SECTION 2.13 Notice of Redemption.

(a) Before the Company may redeem the Securities pursuant to Section 2.04 or Section 2.05 hereof or pursuant to Section 11.09 of the Base Indenture, the Company shall deliver via DTC or the relevant clearing system(s) (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the register for the Securities) prior notice of not less than fifteen (15) days, nor more than sixty (60) days, to the Holders of the Securities. The Company shall deliver written notice of such redemption of the Securities to the Trustee at least five (5) Business Days prior to the date on which the relevant notice of redemption is sent to Holders (unless a shorter notice period shall be satisfactory to the Trustee). Such notice shall specify the Company’s election to redeem the Securities and the date fixed for such redemption and shall be irrevocable except in the limited circumstances described in paragraphs (b) below.

(b) If the Company has delivered a notice of redemption pursuant to paragraph (a) of this Section 2.13, but prior to the payment of the redemption amount with respect to such redemption the Relevant U.K. Resolution Authority exercises its U.K. Bail-in Power with respect to the Securities, such redemption notice shall be automatically rescinded and shall be of no force and effect, and no payment in respect of the redemption amount shall be due and payable.

(c) If any event specified in paragraph (b) above occurs, the Company shall promptly deliver notice to the Holders of the Securities via DTC or the relevant clearing system(s) (or, if the Securities are definitive Securities, to the Holders at their addresses shown on the shown on the register for the Securities) and to the Trustee directly, specifying the occurrence of the relevant event.

SECTION 2.14 Acknowledgement with respect to Treatment of EEA BRRD Liabilities. Notwithstanding and to the exclusion of any other term of the Indenture, this Eighth Supplemental Indenture or any other agreements, arrangements, or understanding between the BRRD Party, on the one hand, and the Company, on the other hand, the Company acknowledges and accepts that an EEA BRRD Liability arising under the Indenture and this Eighth Supplemental Indenture may be subject to the exercise of EEA Bail-in Powers by the Relevant EEA Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of EEA Bail-in Powers by the Relevant EEA Resolution Authority in relation to any EEA BRRD Liability that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the EEA BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the EEA BRRD Liability into shares, other securities or other obligations of the BRRD Party or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the EEA BRRD Liability; or

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due including by suspending payment for a temporary period.

(b) the variation of the terms of the Indenture or this Eighth Supplemental Indenture, as deemed necessary by the Relevant EEA Resolution Authority, to give effect to the exercise of EEA Bail-in Powers by the Relevant EEA Resolution Authority in respect of the BRRD Party.

For these purposes:

“Bail-in Legislation” means in relation to a member state of the European Economic Area or the United Kingdom which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

“BRRD” means EU Directive 2014/59/EU of the European Parliament and of the Council establishing a framework for the recovery and resolution of credit institutions and investment firms of May 15, 2014, as amended or replaced from time to time (including as amended by Directive (EU) 2019/879 of the European Parliament and of the Council of May 20, 2019) or similar laws in the United Kingdom.

“BRRD Party” means The Bank of New York Mellon SA/NV, Luxembourg Branch, solely and exclusively in its role as Senior Debt Security Registrar under the Indenture and this Eighth Supplemental Indenture. For the avoidance of doubt, The Bank of New York Mellon, London Branch, as Trustee and Paying Agent and in any other capacity under the Indenture or this Eighth Supplemental Indenture is not a BRRD Party under the Indenture or this Eighth Supplemental Indenture.

“EEA Bail-in Power” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

“EEA BRRD Liability” means a liability of the BRRD Party to the Company under the Indenture or this Eighth Supplemental Indenture, if any, in respect of which the EEA Bail-in Power may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com.

“Relevant EEA Resolution Authority” means the resolution authority with the ability to exercise any EEA Bail-in Powers in relation to the BRRD Party.

SECTION 2.15 Acknowledgement with Respect to Treatment of BRRD Liabilities. Any references to the “Trustee” in Article 12.02 of the Base Indenture shall be deemed to refer to the Trustee and The Bank of New York Mellon SA/NV, Luxembourg Branch.

ARTICLE III

MISCELLANEOUS PROVISIONS

SECTION 3.01 Effectiveness. This Eighth Supplemental Indenture shall become effective upon its execution and delivery.

SECTION 3.02 Original Issue. The Securities may, upon execution of this Eighth Supplemental Indenture, be executed by the Company and delivered by the Company to the Trustee for authentication, and the Trustee shall, upon a Company Order, authenticate and deliver such Securities as in such Company Order provided.

SECTION 3.03 Ratification and Integral Part. The Base Indenture as supplemented by this Eighth Supplemental Indenture, is in all respects ratified and confirmed, including without limitation all the rights, immunities and indemnities of the Trustee, and this Eighth Supplemental Indenture shall be deemed an integral part of the Base Indenture in the manner and to the extent herein and therein provided.

SECTION 3.04 Priority. This Eighth Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Eighth Supplemental Indenture shall, with respect to the Securities and subject to the terms hereof, supersede the provisions of the Base Indenture to the extent the Base Indenture is inconsistent herewith.

SECTION 3.05 Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee’s certificate of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any authenticating agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture or of the Securities, except that the Trustee represents and warrants that it has duly authorized, executed and delivered this Eighth Supplemental Indenture. Neither the Trustee nor any authenticating agent shall be accountable for the use or application by the Company of the Securities or the proceeds thereof.

SECTION 3.06 Successors and Assigns. All covenants and agreements in the Base Indenture, as supplemented and amended by this Eighth Supplemental Indenture, by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 3.07 Counterparts. This Eighth Supplemental Indenture may be executed manually, by facsimile or by electronic signature in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 3.08 Governing Law. This Eighth Supplemental Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions set forth in Section 5.03(c) of the Base Indenture, which shall be governed by and construed in accordance with English law, and except that the authorization and execution of this Eighth Supplemental Indenture and the Securities shall be governed (in addition to the laws of the State of New York relevant to execution) by the respective jurisdictions of organization of the Company and the Trustee, as the case may be.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the day and year first above written.

BARCLAYS PLC

By:	/s/ Miray Muminoglu
Name: Miray Muminoglu
Title: Managing Director

THE BANK OF NEW YORK MELLON, LONDON BRANCH, AS TRUSTEE AND PAYING AGENT

By:	/s/ Tom Vanson
Name: Tom Vanson
Title: Authorized Signatory

THE BANK OF NEW YORK MELLON SA/NV, LUXEMBOURG BRANCH, AS SENIOR DEBT SECURITY REGISTRAR

By:	/s/ Tom Vanson
Name: Tom Vanson
Title: Authorized Signatory

{Signature Page to Eighth Supplemental Indenture}

ANNEX I

Interest Terms of the Securities

Interest Terms of the Securities

Interest Rate:	From (and including) the Issue Date to (but excluding) the Reset Date, the Securities will bear interest at a rate of 1.007% per annum (the “Initial Interest Rate”). From (and including) the Reset Date to (but excluding) the Maturity Date (the “Reset Period”), the applicable per annum interest rate (the “Subsequent Interest Rate”) will be equal to the sum, as determined by the Calculation Agent, of the then-prevailing U.S. Treasury Rate (such term subject to the provisions described below) on the Reset Determination Date, plus 0.800% (the “Margin”).

Interest Payment Dates:	Semi-annually in arrear on June 10 and December 10 in each year, commencing on June 10, 2021 (each, an “Interest Payment Date”). If any scheduled Interest Payment Date would fall on a day that is not a Business Day, the Company will pay interest on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date.

Reset Date:	December 10, 2023 (the “Reset Date”).

Reset Determination Date:	The second Business Day immediately preceding the Reset Date (the “Reset Determination Date”).

Day Count:	30/360, Following, Unadjusted.

Calculation Agent:	The Bank of New York Mellon, London Branch, or its successor appointed by the Company.

Par Redemption Date:	December 10, 2023.

Calculation of U.S. Treasury Rate:	The Calculation Agent will determine the Subsequent Interest Rate for the Securities by reference to the then-prevailing U.S. Treasury Rate, on the Reset Determination Date. Promptly upon such determination, the Calculation Agent will notify the Company and the Trustee (if the Calculation Agent is not the Trustee) of the Subsequent Interest Rate. All determinations and any calculations made by the Calculation Agent for the purposes of calculating the Subsequent Interest Rate (or component thereof) shall be conclusive and binding on the holders of the Securities, the Company and the Trustee, absent manifest error. The Calculation Agent shall not be responsible to the Company, holders of the Securities or any third party for any failure of any Reference Treasury Dealer to provide quotations as requested of them or as a result of the Calculation Agent having acted on any quotation or other information given by any Reference Treasury Dealer which subsequently may be found to be incorrect or inaccurate in any way.

“U.S. Treasury Rate” means, with respect to the Reset Period, the rate per annum equal to: (1) the yield, under the heading which represents the average for the week immediately prior to the Reset Determination Date, appearing in the most recently published statistical release designated “H.15,” or any successor publication that is published by the Board of Governors of the Federal Reserve System that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity, under the caption “Treasury constant maturities,” for the maturity of one year; or (2) if such release (or any successor release) is not published during the week immediately prior to the Reset Determination Date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Reset Determination Date.

If the U.S. Treasury Rate cannot be determined, for whatever reason, as described under (1) or (2) above, “U.S. Treasury Rate” means the rate in percentage per annum as notified by the Calculation Agent to the Company equal to the yield on U.S. Treasury securities having a maturity of one year as set forth in the most recently published statistical release designated “H.15” under the caption “Treasury constant maturities” (or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury constant maturities” for the maturity of one year) at 5:00 p.m. (New York City time) on the last available date preceding the Reset Determination Date on which such rate was set forth in such release (or any successor release).

“Comparable Treasury Issue” means, with respect to the Reset Period, the U.S. Treasury security or securities selected by the Company with a maturity date on or about the last day of the Reset Period and that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in U.S. dollars and having a maturity of one year.

“Comparable Treasury Price” means, with respect to the Reset Determination Date, (i) the arithmetic average of the Reference Treasury Dealer Quotations for the Reset Determination Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, (ii) if fewer than five such Reference Treasury Dealer Quotations are received, the arithmetic average of all such quotations, or (iii) if fewer than two such Reference Treasury Dealer Quotations are received, then such Reference Treasury Dealer Quotation.

“Reference Treasury Dealer” means, with respect to the Reset Determination Date, each of up to five banks selected by the Company, or the affiliates of such banks, which are (i) primary U.S. Treasury securities dealers, and their respective successors, or (ii) market makers in pricing corporate bond issues denominated in U.S dollars.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and the Reset Determination Date, the arithmetic average, as determined by the Calculation Agent, of the bid and offered prices (such prices being obtained by the Company and furnished to the Calculation Agent) for the applicable Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, at 11:00 a.m. (New York City time) on the Reset Determination Date.

EXHIBIT A

Form of Global Security

THIS SECURITY IS A GLOBAL REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (OR ANY SUCCESSOR CLEARING SYSTEM) (“DTC”), TO BARCLAYS PLC, OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This Security is one of a duly authorized issue of securities of the Company (as defined below) (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (as heretofore amended and supplemented, the “Base Indenture”), as amended and supplemented by the Eighth Supplemental Indenture, dated as of December 10, 2020 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

Notwithstanding any other agreements, arrangements, or understandings between the Company and any Holder or Beneficial Owner of the Securities, by acquiring the Securities, each Holder and Beneficial Owner of the Securities acknowledges, accepts, agrees to be bound by, and consents to, the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority (as those terms are defined in the Base Indenture) and the provisions set forth in Section 12.01 of the Base Indenture.

In accordance with Article 13 of the Base Indenture, each Holder and Beneficial Owner of the Securities that acquires the Securities in the secondary market shall be deemed to acknowledge, agree to be bound by, and consent to, the same provisions set forth in the Securities and the Indenture to the same extent as the Holders and Beneficial Owners of the Securities that acquire the Securities upon their initial issuance, including, without limitation, with respect to the acknowledgement and agreement to be bound by, and consent to, the terms of the Securities, including in relation to the provisions contained in Section 5.03(c) and Section 12.01 of the Base Indenture.

1.007% Fixed Rate Resetting Senior Callable Notes due 2024

No. 00[•]

$[•]

CUSIP NO. 06738E BQ7

ISIN NO. US06738EBQ70

COMMON CODE NO. 227225572

BARCLAYS PLC, a company duly incorporated and existing under the laws of England and Wales (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of US$[•] ([•]) on December 10, 2024 (the “Maturity Date”), except as otherwise provided herein, and to pay interest thereon, in accordance with the terms hereof. Interest shall accrue on this Security from December 10, 2020 or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. Interest shall be paid semi-annually in arrear on June 10 and December 10 of each year (each, an “Interest Payment Date”). From (and including) December 10, 2020 to (but excluding) December 10, 2023 (the “Reset Date”), the Securities will bear interest at a rate of 1.007% per annum. From (and including) the Reset Date to (but excluding) the Maturity Date, the applicable per annum interest rate (the “Subsequent Interest Rate”) will be equal to the sum, as determined by the Calculation Agent, of the then-prevailing U.S. Treasury Rate (such term subject to the provisions of Annex I to the Eighth Supplemental Indenture) on the second Business Day immediately preceding the Reset Date, plus 0.800%.

Subject to the limitations specified on the reverse of this Security, interest on the Securities shall be computed and payable in arrear and on the basis of a 360-day year of twelve 30-day months.

The Calculation Agent, initially the Bank of New York Mellon, London Branch (the “Calculation Agent”), will determine the Subsequent Interest Rate in any circumstance where the Calculation Agent is so required under the terms of the Securities and the Indenture, in accordance with the provisions set forth in Annex I to the Eighth Supplemental Indenture.

All calculations made by the Calculation Agent for the purposes of calculating the interest rate on the Securities shall be conclusive and binding on the Holders of the Securities, the Company and the Trustee, absent manifest error.

If any scheduled Interest Payment Date is not a Business Day, the Interest Payment Date shall be postponed to the next succeeding Business Day (as defined below), but interest on that payment will not accrue during the period from and after the scheduled Interest Payment Date. If the Maturity Date or date of redemption or repayment is not a Business Day, the payment of interest and principal and/or any amount payable upon redemption or repayment of the Securities will be made on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after such Maturity Date or date of redemption or repayment. If the Securities are redeemed, unless the Company defaults on payment of the Redemption Price, interest will cease to accrue on the Redemption Date on the Securities called for redemption. A “Business Day” means any weekday, other than one on which banking institutions are authorized or obligated by law, regulation or executive order to close in London, England or in the City of New York, United States.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in the Indenture, be paid to the Person in whose name the relevant Security (or any Predecessor Senior Debt Security) is registered at the close of business on the Regular Record Date for such interest.

No repayment of the principal amount of the Securities or payment of interest on the Securities shall become due and payable after the exercise of any U.K. Bail-in Power by the Relevant U.K. Resolution Authority, unless such repayment or payment would be permitted to be made by the Company under the laws and regulations of the United Kingdom and the European Union applicable to the Company.

Payments of principal of and interest, if any, on the Securities shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and such payments shall be made through one or more Paying Agents appointed under the Indenture to the Holder or Holders of this Security. Initially, the Paying Agent for the Securities shall be The Bank of New York Mellon, London Branch, One Canada Square, London E14 5AL, United Kingdom and the Place of Payment in respect of the Securities shall be the Corporate Trust Office of the Trustee, which as of the date hereof is hereby designated for purposes of the Securities initially as the office or agency of the Trustee located at said address. Initially, the Senior Debt Security Registrar for the Securities shall be The Bank of New York Mellon SA/NV, Luxembourg Branch, 2-4 Rue Eugene Ruppert, Vertigo Building – Polaris, Luxembourg, 2453, Luxembourg (which location shall also be a Place of Payment for purposes of Section 3.05(a) of the Base Indenture). The Company at any time and from time to time may change the Paying Agent or, subject to Section 9.01 of the Base Indenture, the Place of Payment, and the Senior Debt Security Registrar without prior notice to the Holders of the Securities, and in such an event the Company may act as Paying Agent or Security Registrar. Payments of principal of and interest on the Securities shall be made by wire transfer of immediately available funds; provided, however, that in the case of payments of principal, this Security is first surrendered to the Paying Agent.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture which shall be governed by and construed in accordance with English law.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture, as defined herein.

THIS SECURITY IS NOT A DEPOSIT AND IS NOT COVERED BY THE U.K. FINANCIAL SERVICES COMPENSATION SCHEME OR INSURED BY THE UNITED STATES FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY OF THE UNITED STATES, THE UNITED KINGDOM OR ANY OTHER JURISDICTION.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual, facsimile or electronic signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date: December 10, 2020	BARCLAYS PLC

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication

This is one of the Securities of the series designated herein referred to in the Indenture.

Date: December 10, 2020	THE BANK OF NEW YORK MELLON, as Trustee

By:

{Signature Page to Global Security No. [•]}

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities” and each, a “Security”) issued and to be issued in one or more series under and governed by the Senior Debt Securities Indenture, dated as of January 17, 2018 (as heretofore amended and supplemented, the “Base Indenture”), between the Company and The Bank of New York Mellon, London Branch, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture (as defined below)) as amended and supplemented by the Eighth Supplemental Indenture, dated as of December 10, 2020 (the “Eighth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), and reference is hereby made to the Indenture, the terms of which are incorporated herein by reference, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth in this Security, the Indenture shall control for purposes of this Security. All terms used in this Security that are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

This Security is one of the series designated on the face hereof, limited to an aggregate principal amount of $1,500,000,000, which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to “this series” mean the series designated on the face hereof.

The provisions set forth in Section 10.04 of the Base Indenture are applicable to this Security. In addition, the Company agrees, to the extent the Company has actual knowledge of such information, to provide the Paying Agent with sufficient information about any modification to the terms of the Securities for the purposes of determining whether FATCA Withholding Tax applies to any payment of principal or interest on the Securities.

The Company may redeem the Securities pursuant to Section 2.04 of the Eighth Supplemental Indenture. The Company may also redeem the Securities pursuant to Section 11.09 of the Base Indenture and/or Section 2.05 of the Eighth Supplemental Indenture. Any redemption of Securities by the Company is subject to the notice period and provisions set forth in Sections 11.02 and 11.04 of the Base Indenture and in Section 2.13 of the Eighth Supplemental Indenture, and to the conditions set forth in Section 11.10 of the Base Indenture.

The Company may repurchase the Securities pursuant to Section 11.12 of the Base Indenture.

All authority conferred or agreed to be conferred by each Holder and Beneficial Owner pursuant to this Security, including the consents given by such Holder and Beneficial Owner, shall be binding upon the successors, assigns, heirs, executors, administrators, trustees in bankruptcy and legal representatives of such Holder and Beneficial Owner.

The Securities shall constitute the Company’s direct, unconditional, unsecured and unsubordinated obligations and shall rank as set forth in Section 2.01(k) of the Eighth Supplemental Indenture.

The Securities are subject to the waiver of set-off provisions set forth in Section 5.03(c) of the Base Indenture.

This Security is subject to the provisions regarding the U.K. Bail-in Power Acknowledgement set forth in Section 12.01 of the Base Indenture, subject to the provisions of Section 2.14 of the Eighth Supplemental Indenture.

The Securities are subject to provisions set forth in Article 5 of the Base Indenture, provided that the terms of Section 5.01, Section 5.02 and Section 5.03 (except for Section 5.03(c) and Section 5.03(f)) of the Base Indenture shall not apply to the Securities and shall be replaced in their entirety by the enforcement events and remedies set forth in the second and third following paragraphs and as contemplated by Section 2.07 of the Eighth Supplemental Indenture.

The Securities will also be subject to the limitation of remedies provisions set forth in Section 2.07 of the Eighth Supplemental Indenture, and the provisions of Section 2.08, Section 2.09, Section 2.10, Section 2.11 and Section 2.12 of the Eighth Supplemental Indenture.

If a Winding-Up Event occurs, the principal amount of this Security, together with any accrued but unpaid interest thereon, shall become immediately due and payable, without the need of any further action on the part of the Trustee, the Holders or any other Person.

If a Non-Payment Event occurs, the Trustee may, at its discretion, and without further notice to the Company, institute proceedings in England (or such other jurisdiction in which the Company may be organized) (but not elsewhere) for the winding-up of the Company and/or prove in a winding-up of the Company and/or claim in a liquidation or administration of the Company.

The Indenture permits the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be affected under the Indenture as contemplated by Article 9 of the Base Indenture. To the extent required by the U.S. Trust Indenture Act of 1939, as amended, but otherwise notwithstanding any other provision in this Security, the Holder of this Security shall have the right to receive (subject to Section 3.07 of the Base Indenture) payment of any principal of, and interest on, this Security when due (or, in the case of redemption, on or after the Redemption Date), and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder or holder.

This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in initial denominations of $200,000 and increments of $1,000 thereafter. The denominations cannot be changed without the consent of the Trustee. The provisions on registration, transfer and exchange of the Securities set forth in Section 3.05 of the Base Indenture are applicable to the Securities.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York, except for the waiver of set-off provisions referenced herein and set forth in Section 5.03(c) of the Base Indenture, which shall be governed by and construed in accordance with English law.